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                                             Filed Pursuant to Rule 424(b)(3)


                              PROSPECTUS SUPPLEMENT

                                VOICE DIARY INC.

      2,297,257 SHARES OF CLASS A COMMON STOCK OFFERED BY US TO THE PUBLIC

 2,726,470 SHARES OF CLASS A COMMON STOCK TO BE OFFERED BY SELLING SHAREHOLDERS

      1,618,885 SHARES OF CLASS A COMMON STOCK ISSUED BY US UPON CONVERSION
                     OF 1,656 SHARES OF CLASS B COMMON STOCK

           1,000,000 SHARES OF CLASS A COMMON STOCK TO BE ISSUED BY US
                        UPON EXCERCISE OF STOCK OPTIONS

               ___________________________________________________

                                DECEMBER 15, 2003


     This Prospectus Supplement to Registration Statement on Form SB-2 of Voice Diary, Inc., a Delaware corporation (the "Company") (Registration Statement No. 333-105285) includes certain amended information contained in the Company's Prospectus dated May 15, 2003 (the "Prospectus").

     This Prospectus Supplement must be affixed to the Prospectus upon any delivery to an offeree of the shares of Class A Common Stock and is intended to update certain information in the Prospectus, as follows:

     The Company has completed and closed its offering to the public of shares of its Class A Common Stock under this Prospectus. No further shares of Class A Common Stock shall be sold by the Company hereunder, except pursuant to the exercise of outstanding stock options. In this regard, the Company has sold to the public to date 2,297,257 shares of its Class A Common Stock at a purchase price of $.07 per share.